EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Hormel Foods Corporation of our reports dated December 18, 2013, with respect to the consolidated financial statements of Hormel Foods Corporation and the effectiveness of internal control over financial reporting of Hormel Foods Corporation, included in the 2013 Annual Report to Stockholders of Hormel Foods Corporation.

Our audits also included the financial statement schedule of Hormel Foods Corporation listed in Item 15.  This schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, as to which the date is December 18, 2013, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987, in Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990, in Registration Statement Number 333-44178 on Form S-8 dated August 21, 2000, in Registration Statement Numbers 333-102805, 333-102806, 333-102808, and 333-102810 on Forms S-8 dated January 29, 2003, in Registration Statement Number 333-110776 on Form S-8 dated November 26, 2003, in Registration Statement Number 333-131625 on Form S-8 dated February 7, 2006, in Registration Statement Number 333-136642 on Form S-8 dated August 15, 2006, in Registration Statement Number 333-162405 on Form S-8 dated October 9, 2009, in Registration Statement Number 333-173284 on Form S-3ASR dated April 4, 2011, in Registration Statement Number 333-190714 on Form S-8 dated August 19, 2013, and in Registration Statement Numbers 333-191719 and 333-191720 on Forms S-8 dated October 15, 2013, of our report dated December 18, 2013, with respect to the consolidated financial statements of Hormel Foods Corporation incorporated herein by reference, our report dated December 18, 2013, with respect to the effectiveness of internal control over financial reporting of Hormel Foods Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Hormel Foods Corporation for the fiscal year ended October 27, 2013.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
December 18, 2013